EXHIBIT 23


INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-40316, No. 2-73221, No. 2-82109, No. 33-21757, and No. 33-59930 of Winnebago
Industries, Inc. on Form S-8 of our reports dated October 17, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K for Winnebago Industries, Inc. for the year ended August 31, 1996.




/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
November 21, 1996